UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017 (February 23, 2017)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Bonus Plan

On February 23, 2017, Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), adopted the Calumet GP, LLC Annual Bonus Program (the “Plan”). The purpose of the Plan is to attract, retain and motivate participants by providing the opportunity to earn annual bonuses pursuant to the Plan.

The Plan may be administered by the board of directors of the Company (the “Board”), the compensation committee of the Board or any other committee designated by the Board to act as the plan administrator (as applicable, the “Committee”). The Committee will designate the eligible participants for the Plan each year, and participation in one year does not guarantee participation in any subsequent year.
Awards granted pursuant to the Plan will be based upon company and individual performance goals. Individual goals for any award will be determined by the Committee and set forth in an award agreement. The company performance goal will be a target ratio of net indebtedness to consolidated cash flow, the target ratio to be determined by the Company with respect to each award and set forth in the applicable award agreement for that award. “Net Indebtedness” is defined within the Plan as any indebtedness of the Partnership or any of its subsidiaries (collectively, “Calumet MLP Group”), whether or not contingent, (i) in respect of borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) in respect of all outstanding letters of credit issued for the account of Calumet MLP Group that support obligations that constitute indebtedness (provided that the amount of such included letters of credit shall not exceed the amount of the indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of Calumet MLP Group; (iv) in respect of bankers’ acceptances; (v) representing capital lease obligations; (vi) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vii) representing any obligations under swap contracts; if and to the extent any of the preceding items (other than letters of credit and obligations under swap contracts) would appear as a liability on Calumet MLP Group’s balance sheet prepared in accordance with GAAP, less any cash and cash equivalents on Calumet MLP Group’s balance sheet prepared in accordance with GAAP. In addition, indebtedness for purposes of the Plan includes all indebtedness of other persons secured by a lien on any of Calumet MLP Group’s assets (whether or not such indebtedness is assumed by Calumet MLP Group) and, to the extent not otherwise included, Calumet MLP Group’s guarantee of any other person’s or entity’s indebtedness. For the avoidance of doubt, indebtedness for purposes of the Plan excludes any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of indebtedness) incurred by Calumet MLP Group in connection with its acquisition or disposition of assets. The Plan defines “Consolidated Cash Flow” as (i) net income (loss); plus (ii) (A) interest expense; (B) income taxes; (C) depreciation and amortization; (D) impairment; (E) unrealized losses from mark to market accounting for hedging activities; (F) realized gains under derivative instruments excluded from the determination of net income (loss); (G) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (H) debt refinancing fees, premiums and penalties, (I) any net loss realized in connection with an asset sale that was deducted in computing net income (loss); and (J) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus (iii) (A) unrealized gains from mark to market accounting for hedging activities; (B) realized losses under derivative instruments excluded from the determination of net income; and (C) other non-recurring expenses and unrealized items that reduced net income (loss) for a prior period, but represent a cash item in the current period, with all such amounts to be calculated at the Partnership consolidated level. The annual amount of Consolidated Cash Flow for purposes of the Plan will be equivalent to such amount calculated and reported by the Partnership in its Annual Report on Form 10-K.
Earned awards will be paid fifty percent in cash, and fifty percent in fully vested phantom unit awards granted pursuant to the Calumet GP, LLC Amended and Restated Long-Term Incentive Plan, as amended (the “LTIP”). All phantom units granted pursuant to the Plan and the LTIP will be granted with distribution equivalent rights. At the participant’s election, the cash portion of an award may be deferred into the Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan. If a participant incurs a termination of employment for any reason during the Plan year, the award will be forfeited. Plan awards will be subject to all clawback policies maintained by the Company or the Partnership.
In connection with the adoption of the Plan, the Company also set target bonus awards pursuant to the Plan with respect to the 2017 year to one of the Partnership’s current named executive officers, William A. Anderson. The target award value for Mr. Anderson is $487,695, which is 150% of the Mr. Anderson’s current base salary. Although Timothy Go, David West Griffin and Bruce A. Fleming are not currently named executive officers, they have both been appointed to roles that will make them named executive officers for the 2017 year. The target bonus amounts for Messrs. Go, Griffin and Fleming are $750,000, $600,000

and $577,500, respectively, which is also 150% of their current base salary amounts. With respect to Messrs. Go, Griffin and Fleming, seventy percent of the award will be based upon the company performance goal, and thirty percent on individual performance goals. With respect to Mr. Anderson, twenty-five percent will be based on the company performance goal and seventy-five percent will be based upon individual performance goals. Depending on the satisfaction of the company performance goal and the individual performance goals, the awards may pay out between a threshold level equal to seventy-five percent of base salary and a maximum level of two hundred-fifty percent of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

March 1, 2017	By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President, Chief Accounting Officer and Assistant Secretary